 EXHIBIT 99.1

Media contact:                                           Darris Gringeri, (212) 205-0882
Investor Relations:                                           (310) 964-0808

DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. Announce Guarantees of All of Their Outstanding Senior Notes by Their Parent, DIRECTV

EL SEGUNDO, Calif., Nov. 15, 2011 – (BUSINESS WIRE) – DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. announced today that DIRECTV, a Delaware corporation (NASDAQ: DTV) has agreed to guarantee all of their outstanding Senior Notes.
The outstanding Senior Notes consist of the 4.750% Senior Notes due 2014 (CUSIP 25459HAL9), 3.550% Senior Notes due 2015 (CUSIP 25459HAN5 and 25459HAM7), 3.125% Senior Notes due 2016 (CUSIP 25459HAV7), 7.625% Senior Notes due 2016 (CUSIP 25459HAE5 and 25459HAG0), 3.500% Senior Notes due 2016 (CUSIP 25459HAY1), 5.875% Senior Notes due 2019 (CUSIP 25459HAU9), 5.200% Senior Notes due 2020 (CUSIP 25459HAT2, 25459HAR6 and U25398AH8), 4.600% Senior Notes due 2021 (CUSIP 25459HAW5), 5.000% Senior Notes due 2021 (CUSIP 25459HBA2), 6.350% Senior Notes due 2040 (CUSIP 25459HAQ8), 6.000% Senior Notes due 2040 (CUSIP 25459HAX3) and 6.375% Senior Notes due 2041 (CUSIP 25459HAZ8).
DIRECTV, the indirect 100% parent company of DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (collectively, the “Issuers”) entered into a series of Supplemental Indentures with the Issuers, the existing subsidiary guarantors and the Trustee thereunder, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), for the Issuers’ outstanding Senior Notes, copies of which will be filed with the SEC on Form 8-K.  On the terms set forth in the Supplemental Indentures, DIRECTV has agreed to fully guarantee (the “Guarantees”), jointly and severally with the existing guarantors, the Senior Notes.  As a result of the Guarantees, holders of the Senior Notes will obtain the benefit of DIRECTV’s interests in the assets and related earnings of DIRECTV’s operations that are not held through DIRECTV Holdings LLC and its subsidiaries. Those operations are primarily DIRECTV’s direct-to-home digital television services throughout Latin America which are held by DIRECTV Latin America Holdings, Inc. and its subsidiaries and DIRECTV Sports Networks LLC and its subsidiaries which are comprised primarily of three regional sports television networks based in Seattle, Washington, Denver, Colorado and Pittsburgh, Pennsylvania.  However, the subsidiaries that own and operate the DIRECTV Latin America and DIRECTV Sports Networks operating segments will not guarantee the Senior Notes.  The Issuers believe that adding the Guarantees will be beneficial by having bond investors focus on the entire consolidated DIRECTV group, including the DIRECTV Latin America and DIRECTV Sports Networks operating segments, which may reduce the Issuers’ future cost of capital.
Currently, DIRECTV and the Issuers are separate registrants with the SEC and file separate Forms 10-Q and 10-K and other reports with the SEC.  With the addition of the DIRECTV Guarantees, if DIRECTV includes a condensed consolidating financial information footnote in its financial statements in accordance with Rule 3-10(d) of Regulation S-X, the Issuers will no longer be required to file such reports separately under the applicable rules and regulations of the SEC. Therefore, the Guarantees reduce the administrative burden and eliminate costs associated with preparation of these separate reports. In lieu of filing separate SEC reports of the Issuers, we will provide holders of the Senior Notes with DIRECTV’s SEC reports, including DIRECTV’s consolidated financial statements with a condensed consolidating financial information footnote, and the Issuers’ consolidated financial statements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This press release may include or incorporate by reference certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "estimate," "anticipate," "intend," "plan," "project" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 19.7 million customers in the United States and over 11 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

Source: DIRECTV
DIRECTV Holdings LLC

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